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                                                                    EXHIBIT 10.9

                             MEDI-JECT CORPORATION

                             EMPLOYMENT AGREEMENT

THIS AGREEMENT, dated as of January 31, 2001, by and between Medi-Ject Corporation, a Minnesota corporation (the "Company"), and Franklin Pass, an individual resident of Hennepin County in the state of Minnesota ("Executive").

WHEREAS, the Company wishes to employ Executive to render services for the Company on the terms and conditions set forth in this Agreement, and Executive wishes to be retained and employed by the Company on such terms and conditions.

NOW, THEREFORE, in consideration of the premises and the respective undertakings of the Company and Executive set forth below, the Company and Executive agree as follows:

1.   Employment. The Company hereby employs Executive, and Executive accepts
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     such employment and agrees to perform services for the Company, for the period and upon the other terms and conditions set forth in this Agreement.

2.   Term. Unless terminated at an earlier date in accordance with Section 11 of
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     this Agreement, the term of Executive's employment hereunder shall be for a period commencing on the date of this Agreement (the "Commencement Date") and terminating at the end of three years thereafter.

3.   Position and Duties.
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     01  Service with Company. Executive shall serve as a member of the Board of
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         Directors of the Company for a term ending at the annual meeting of the
         Company in 2002. In addition, Executive agrees to evaluate new technology opportunities for the Company; to assume responsibility for certain business development activities; to represent the Company in industry affairs; and to perform such other reasonable employment duties as the Board of Directors of the Company shall assign to him from time to time.

     02  Performance of Duties. Executive agrees to serve the Company faithfully
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         and to the best of his ability and to devote his full time, attention and efforts to the business and affairs of the Company during the term of this Agreement. Executive hereby confirms that, other than as set forth herein, he is under no contractual commitments inconsistent with his obligations set forth in this Agreement, and that for the term of this Agreement, he will not render or perform services for any other corporation, firm, entity or person that are inconsistent with the provisions of this Agreement.

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     03  Outside Activities. Executive may engage in other activities ("Outside
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         Activity") as long as such Outside Activity is not competitive to the business of the Company nor interferes with Executive's obligations under this Agreement. Executive agrees that prior to engaging in any Outside Activity, he shall present said Outside Activity to the Chief Executive Officer of the Company for permission to engage in such Outside Activity upon a determination that such Outside Activity is not competitive to the business of the Company and will not interfere with Executive's obligations under this Agreement. The Company agrees that such permission shall not be unreasonable withheld.

4.   Compensation.
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     01  Salary. The Company shall pay to Executive a base annual salary of
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         $228,000, which salary shall be paid in accordance with the Company's normal payroll procedures and policies.

     02  Bonus. In addition to the salary set forth above, Executive shall be
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         entitled to the following bonuses:

         i) $25,000, payable at the closing (the "Closing") of the transaction set forth in that certain Stock Purchase Agreement entered into among the Company ("Buyer") and Permatec Holdings AG, Permatec Pharma AG, Permatec Technologie AG and Permatec NV (collectively, the "Sellers"); and

         ii) $25,000, payable at the Closing in the event Executive is successful in negotiating revisions in the licensing agreement between the Company and Elan Corporation PLC.. Said revisions shall include new definitions of the object of the License and "Field", alteration of license fees and reduction in royalty rates, elimination of the costs of the active ingredients in the Device for the calculation of royalties if the Company sells Devices with drugs. Said revisions are subject to the approval of Jacques Gonella, which approval shall not be unreasonable withheld.

     03  Stock Options. In addition to the salary and bonus set forth above, as
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         of the commencement of this Agreement, Executive will receive an option to purchase 30,000 shares of the Company's common stock pursuant to the Company's Stock Option Plan. The purchase price for such shares shall be the price of the last trade on the Commencement Date (or, if no trades were made on the Commencement Date, as of the preceding day on which such shares were traded). The options shall vest and become exercisable at the rate of 33 1/3% per year on the day before each anniversary of the Commencement Date, unless the Company shall have terminated this Agreement under Section 11(01)(111) below. Any vested, unexercised options must be exercised within 12-months following termination of Executive's employment.

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     04   Expenses. The Company will pay or reimburse Executive for all
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          reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate vouchers in accordance with the Company's normal policies for expense verification.

5.   Benefits. Executive shall be entitled to participate in all employee
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     benefit plans or programs (including vacation time) of the Company to the extent that his position, title, tenure, salary, age, health and other qualifications make him eligible to participate. The Company does not guarantee the adoption or continuance of any particular employee benefit plan or program during the term of this Agreement, and Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto. In addition to the normal employee benefit plans of the Company, the Company also shall pay, or reimburse Executive for, the premiums on $2,000,000 of additional personal life insurance on the life of Executive. Provided, however, in no event shall the aggregate cost of the benefits provided to Executive under this provision exceed $25,000 per year.

     01   Post-Retirement Benefits. The Company agrees to continue to provide
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          these benefits to Executive for a period of seven years following the termination of Executive's employment with the Company (or to his spouse in the event Executive shall die prior to the expiration of said seven year period).

6.   Restrictions on Sale of Stock. Executive agrees that any sales of any
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     shares of the Company's stock owned by Executive shall be subject to the following restrictions:

     01 None of said shares may be sold for a period commencing on the date hereof and continuing until the earlier of (i) three years following the Commencement Date or (ii) termination of Executive's membership on the Board of Directors of the Company. Provided however, in no event shall Executive sell any of said shares for a period of one year following the Commencement Date.

     02 Executive may sell up to 50% of said shares following the expiration of the period set forth in Section 6(01) above.

     03 There shall be no further restrictions on the sale of said shares by Executive upon the earlier of (i) one year following the expiration of the period set forth in Section 6(01) above or (ii) such time as Executive is no longer either a member of the Board of Directors or an employee of the Company. Provided, however, in no event may Executive sell any of said shares prior to one-year following the Commencement Date.

7.   Confidential Information. Except as permitted or directed by the Company's
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     Board of Directors, during the term of this Agreement and for a period of five years thereafter, Executive shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret knowledge or information of the Company which Executive has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the

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     period of his employment by the Company (including employment by the
     Company or any affiliated companies prior to the date of this Agreement), whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, or any other confidential or secret aspects of the business of the Company. Executive acknowledges that the above-described knowledge or information constitutes an unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company and its predecessors, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. Both during and after the term of this Agreement, Executive will refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now published or which subsequently becomes publicly known in the form of which it was obtained from the Company, other than as a direct or indirect result of the breach of this Agreement by Executive.

8.   Ventures. During the term of this Agreement, it is anticipated that
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     Executive will be engaged in or associated with the planning and implementing of projects, programs and ventures involving the Company and third parties, and Executive hereby expressly acknowledges and agrees that all rights in such projects, programs and ventures shall belong to the Company. Except as formally approved by the Company's Board of Directors, Executive shall not be entitled to any interest in such projects, programs and ventures or to any commission, finder's fee or other compensation in connection therewith, other than the compensation to be paid to Executive as provided in this Agreement, described in Section 4. of this Agreement.

9.   Noncompetition and Nonsolicitation Covenants.
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     01   Agreement Not to Compete. Executive agrees that, during the term of
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          his employment by the Company and for a period of one (1) year thereafter, he shall not, directly or indirectly, engage in competition with the Company in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, stockholder, employee, member of any association, or otherwise) in any phase of the business that the Company is conducting during the term of this Agreement, including the design, development, manufacture, distribution, marketing, leasing or selling of accessories, devices, or systems related to the products or services being sold by the Company.

     02   Geographic Extent of Covenant. The obligations of Executive under
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          Section 8.01 shall apply to any geographic area in which the Company:

          i) has engaged in business during the term of this Agreement through production, promotional sales or marketing activity, or otherwise; or

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          ii)  has otherwise established its goodwill, business reputation, or any customer or supplier relations.

     03   Limitation on Covenant. Ownership by Executive, as a passive
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          investment, of less than one percent (1 %) of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 8

     04   Nonsolicitation and Noninterference. During the term of this Agreement
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          and for a period of two years thereafter, Executive shall not:

          i) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere adversely with the relationship between any such employee and the Company;

          ii) Induce or attempt to induce any employee of the Company to work for, render services to, provide advice to or supply confidential business information or trade secrets of the Company to any third person, firm or corporation; or

          iii) Induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor or other business relation and the Company.

     05   Indirect Competition and Interference. Executive further agrees that,
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          during the term of this Agreement and, solely with respect to Section
          9.04, the period' covered by Section 9.04, he will not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the above provisions of this Section 9 if such activity were carried out by Executive, either directly or indirectly; and, in particular, Executive agrees that he will not, directly or indirectly, induce any employee of the Company to carry out, directly or indirectly, any such activity.

10.  Patent and Related Matters.
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     01   Disclosure and Assignment. Executive will promptly disclose in writing
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          to the Company complete information concerning each and every invention, discovery, improvement, device, design, apparatus, practice, process, method or product, whether patentable or not, made, developed, perfected, devised, conceived or first reduced to practice by Executive, either solely or in collaboration with others, during the term of this Agreement, or within six months thereafter, whether or not during regular working hours, relating either directly or indirectly to the business, products, practices, or techniques of the Company (hereinafter referred to as "Developments"). Executive, to the extent that he has the legal right to do so, hereby

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          acknowledges that any and all of said Developments are the property of the Company and hereby assigns and agrees to assign to the Company any and all of Executive's right, title and interest in and to any and all of such Developments. Without limiting the foregoing, any and all original works of authorship which are created by Executive (solely or jointly with others) within the scope of Executive's employment and which are protectable by copyright law shall be deemed "works made for hire," as that term is defined in the U.S. Copyright Act (17 U. S. C.
          Section 101).

     02   Future Developments. As to any future Developments made by Executive
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          that relate to the business, products or practices of the Company and that are first conceived or reduced to practice during the term of this Agreement, or within six months thereafter, but that are claimed for any reason to belong to an entity or person other than the Company, Executive will promptly disclose the same in writing to the Company and shall not disclose the same to others if the Company, within twenty (20) days thereafter, shall claim ownership of such Developments under the terms of this Agreement. If the Company makes such claim, Executive agrees that, insofar as the rights (if any) of Executive are involved, it will be settled by arbitration in accordance with the rules of the American Arbitration Association. The locale of the arbitration shall be Minneapolis, Minnesota (or other locale convenient to the Company's principal executive offices). If the Company makes no such claim, Executive hereby acknowledges that the Company has made no promise to receive and hold in confidence any such information disclosed by Executive.

     03   Limitation on Sections 10.01 and 10.02. The provisions of Sections
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          10.01 and 10.02 shall not apply to any Development meeting the following conditions:

          i)   such Development was developed entirely on Executive's own time;

          ii) such Development was made without the use of any Company equipment, supplies, facility or trade secret information;

          iii) such development does not relate:

               (1)  directly to the business of the Company; or

               (2) to the Company's actual or demonstrable anticipated research;

          iv) such Development does not result from any work performed by Executive for the Company.

     04   Assistance of Executive. Upon request and without further compensation
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          therefor, but at no expense to Executive, and whether during the term of this Agreement or thereafter, Executive will do all lawful acts, including, but not limited to, the execution of papers and lawful oaths and, the giving of testimony, that in the opinion of the Company, its successors and assigns may be necessary or desirable in

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          obtaining, sustaining, reissuing, extending and enforcing United
          States and foreign Letters Patent, including, but not limited to, design patents, on any and all of such Developments, and for perfecting, affirming and recording the Company's complete ownership and title thereto, and to cooperate otherwise in all proceedings and matters relating thereto.

     05   Records. Executive will keep complete, accurate and authentic
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          accounts, notes, data and records of all Developments in the manner and form requested by the Company. Such accounts, notes, data and records shall be the property of the Company, and, upon its request, Executive will promptly surrender the same to it or, if not previously surrendered upon its request or otherwise, Executive will surrender the same, and all copies thereof, to the Company upon the conclusion of his employment.

     06   Obligations, Restrictions and Limitations. Executive understands that
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          the Company may enter into agreements or arrangements with agencies of the United States Government, and that the Company may be subject to laws and regulations which impose obligations, restrictions and limitations on it with respect to inventions and patents that may be acquired by it or that may be conceived or developed by employees, consultants or other agents rendering services to it. Executive agrees that he shall be bound by all such obligations, restrictions and limitations applicable to any such invention conceived or developed by him during the term of this Agreement and shall take any and all further action that may be required to discharge such obligations and to comply with such restrictions and limitations.

11.  Termination.
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     01   Grounds for Termination. This Agreement shall terminate prior to the
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          expiration of the term set forth in Section 2 or any extension thereof in the event that at any time during the initial term or any extension thereof

          i)   Executive shall die;

          ii) The Board of Directors shall determine that the Executive has become disabled; provided, however, in the event of termination of Employment of the Executive as a result of disability, the Company shall continue to pay Executive the salary and benefits provided for in Sections 4 and 5 above, offset by any payments received by the Executive pursuant to the Company's group disability program;

          iii) The Board of Directors may terminate this Agreement for Cause, if it shall determine that:

               (1) Executive has breached this Agreement in any material respect, which breach is not cured by Executive or is not capable of being

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                    cured by Executive within thirty (30) days after written
                    notice of such breach is delivered to Executive; or

               (2) Executive has engaged in willful and material misconduct, including willful and material failure to perform his duties as an officer or employee of the Company; or

          iv) Executive may terminate this Agreement for Cause if the Company has breached this Agreement in any material respect, which breach is not cured by the Company or is not capable of being cured by the company within thirty (30) days after written notice of such breach is delivered to the Board of Directors.

Notwithstanding any termination of this Agreement, Executive, in consideration of his employment hereunder to the date of such termination, shall remain bound by the provisions of this Agreement that specifically relate to periods, activities or obligations upon or subsequent to the termination of Executive's employment

     02   Effects of Termination. In the event that the Company terminates this
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          Agreement pursuant to Sections 11(01)(1) or (iii) or if the Executive terminates this Agreement other than pursuant to Section 11(OI)(iv), then the Company's obligations to make any payments to Executive pursuant to Sections 4 and 5 hereunder shall cease on the date of termination. In the event that Executive shall terminate this Agreement pursuant to Section 11(Ol)(iv) or if the Company terminates this Agreement other than pursuant to Sections 11(Ol)(i) or (iii) hereof, then the Company shall be obligated to continue making the payments to Executive pursuant to Sections 4 and 5 of this Agreement.

     03   "Disability" Defined. The Board of Directors may determine that
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          Executive has become disabled, for the purpose of this Agreement, in the event that Executive shall fail, because of illness or incapacity, to render services of the character contemplated by this Agreement over a period of ninety (90) days during any one hundred eighty (180) day period. The Board of Directors shall make the existence or nonexistence of grounds for termination because of disability in good faith after notice in writing given to Executive at least thirty (30) days prior to such determination. During such thirty (30) day period, Executive shall be permitted to make a presentation to the Board of Directors for its consideration.

     04   Surrender of Records and Property. Upon termination of his employment
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          with the Company, Executive shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof, which are the property of the Company or which relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents which in whole or in part

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          contain any trade secrets or confidential information of the Company, which in any of these cases are in his possession or under his control.

12.  Miscellaneous.
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     01   Governing Law. This Agreement is made under and shall be governed by
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          and construed in accordance with the laws of the State of Minnesota.

     02   Prior Agreements. This Agreement contains the entire Agreement of the
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          parties relating to the subject matter hereof and supersedes all prior
          Agreements and understandings with respect to such subject matter, and the parties hereto have made no Agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

     03   Withholding Taxes. The Company may withhold from any benefits payable
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          under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     04   Amendments. No amendment or modification of this Agreement shall be
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          deemed effective unless made in writing and signed by the parties hereto.

     05   No Waiver. No term or condition of this Agreement shall be deemed to
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          have been waived, nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

     06   Severability. To the extent any provision of this Agreement shall be
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          invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

     07   Assignment. This Agreement shall not be assignable, in whole or in
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          part, by either party without the written consent of the other party, except that the Company may, without the consent of Executive, assign its rights and obligations under this Agreement to any corporation, firm or other business entity with or into which the Company may merge or consolidate, or to which the Company may sell or transfer

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          all or substantially all of its assets, or of which 50% or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company. After any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this Section 11.

     08   Injunctive Relief. Executive agrees that it would be difficult to
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          compensate the Company fully for damages for any violation of the provisions of this Agreement, including without limitation the provisions of Sections 6, 8, 9 and 10. Accordingly, Executive specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement and that such relief may be granted without the necessity of proving actual damages. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief.

IN WITNESS WHEREOF, Executive and the Company have executed this Agreement as of the date set forth in the first paragraph.

MEDI-JECT CORPORATION                     EXECUTIVE

By /s/ Lawrence M. Christian              /s/ Franklin Pass
       ---------------------              -----------------
Its Chief Financial Officer
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